As Filed with the Securities and Exchange Commission on December 20, 1996
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                            SOUTHWEST WATER COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                          95-1840947
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

                             --------------------

                      225 NORTH BARRANCA AVENUE, SUITE 200
                       WEST COVINA, CALIFORNIA 91791-1605
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                             --------------------

               STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS OF
                            SOUTHWEST WATER COMPANY
                            (FULL TITLE OF THE PLAN)

                             --------------------


         PETER J. MOERBEEK                                COPY TO:
VICE PRESIDENT AND CHIEF FINANCIAL OFFICER          JAMES W. DANIELS, ESQ.
      SOUTHWEST WATER COMPANY                          LATHAM & WATKINS
225 NORTH BARRANCA AVENUE, SUITE 200                 650 TOWN CENTER DRIVE,
 WEST COVINA, CALIFORNIA 91791-1605                      TWENTIETH FLOOR
           (818) 915-1551                          COSTA MESA, CALIFORNIA 92626
                                                          (714) 540-1235



              (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             --------------------

-------------------------------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------
                                                     PROPOSED            PROPOSED
                                  AMOUNT             MAXIMUM              MAXIMUM           AMOUNT OF
TITLE OF SECURITIES                TO BE           OFFERING PRICE    AGGREGATE OFFERING    REGISTRATION
TO BE REGISTERED                 REGISTERED          PER SHARE (1)         PRICE (1)           FEE
-------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value...    50,000           $13.125                $656,250           $199
-------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The Proposed Maximum Offering Price Per Share and Amount of Registration Fee are based upon the average of the high and low sales price of the Common Stock in the over-the-counter market, as reported on the NASDAQ National Market System, on December 18, 1996 (which were $13.25 and $13.00, respectively).
================================================================================
PROPOSED SALE TO TAKE PLACE AS SOON AFTER THE EFFECTIVE DATE OF THE REGISTRATION
    STATEMENT AS OPTIONS GRANTED UNDER THE STOCK OPTION PLAN ARE EXERCISED.

                                 Total Pages 7
                            Exhibit Index on Page 7

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE
          ---------------------------------------

   The following documents filed with the Securities and Exchange Commission (the "Commission) are incorporated herein by reference:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed by Southwest Water Company (the "Company") with the Commission.

     (b) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996, filed by the Company with the Commission.

     (c) Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996, filed by the Company with the Commission.

     (d) Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996, filed by the Company with the Commission.

     (e) The description of the Common Stock contained in the Company's Registration Statement on Form 8-B (File No. 0-8176) filed with the Commission on July 7, 1988, including any subsequently filed amendments and reports updating such description.

   All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES
          -------------------------

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL
          --------------------------------------

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
          -----------------------------------------

Statutory Provisions

   Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL") enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of members of its board of directors to the corporation or its stockholders for monetary damages for violations of a director's fiduciary duty of care. Such a provision would have no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. In addition, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying an unlawful dividend or approving an illegal stock repurchase, or obtaining an improper personal benefit.

   Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer, employee or agent of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Additionally, a corporation is required to indemnify its directors and officers against expenses to the extent that such directors or officers have been successful on the merits or otherwise in any action, suit or proceeding or in defense of any claim, issue or matter therein.

   Indemnification can be made by the corporation only upon a determination that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct as set forth in the DGCL. The indemnification provided by the DGCL shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. A corporation also has the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify him against such liability. The indemnification provided by the DGCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Company's Certificate of Incorporation and Bylaws

   The Company's Certificate of Incorporation limits the directors' liability for monetary damages to the Company and its stockholders for breaches of fiduciary duty except under the circumstances outlined in Section 102(b)(7) of the DGCL as described above under "--Statutory Provisions."

   The Company's Bylaws extend indemnification rights to the fullest extent authorized by the DGCL to directors and officers involved in any action, suit or proceeding where the basis of such involvement is such persons' alleged action in an official capacity or in another capacity while serving as a director or officer of the Company. The Company's Bylaws also permit the Company to maintain insurance to protect itself and any of its directors, officers, employees or agents against any expense, liability or loss incurred as a result of any action, suit or proceeding whether or not the Company would have the power to indemnify such person under the DGCL. The Bylaws also authorize the Company to enter into a contract with any director, officer, employee or agent of the Company providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in the Bylaws of the Company.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors or officers of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy and therefore unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED
          -----------------------------------

          Not applicable.

ITEM 8.   EXHIBITS
          --------

          See Index to Exhibits on page 7.

ITEM 9.   UNDERTAKINGS
          ------------

          (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration
          Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Covina, State of California, on this 19th day of December, 1996.


                              SOUTHWEST WATER COMPANY
                              a Delaware corporation


                              By: /s/ Peter J. Moerbeek
                                  --------------------------
                                  Peter J. Moerbeek
                                  Vice President and Chief Financial Officer

                               POWER OF ATTORNEY

      Each person whose signature appears below hereby authorizes and appoints Peter J. Moerbeek and Anton C. Garnier, or either one of them, as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    SIGNATURE                                          TITLE                                                  DATE
    ---------                                          -----                                                  ----
/s/ Anton C. Garnier                       President, Chief Executive Officer                           December 19, 1996
------------------------------------       and Director (Principal Executive Officer)
Anton C. Garnier


/s/ Peter J. Moerbeek                      Vice President Finance, Chief Financial Officer and          December 19, 1996
------------------------------------       Secretary (Principal Financing and Accounting Officer)
Peter J. Moerbeek


/s/ H. Frederick Christie                  Director                                                     December 19, 1996
------------------------------------
H. Frederick Christie


/s/ Michael J. Fasman                      Director                                                     December 19, 1996
------------------------------------
Michael J. Fasman


/s/ Monroe Harris                          Director                                                     December 19, 1996
------------------------------------
Monroe Harris


/s/ Donovan D. Huennekens                  Director                                                     December 19, 1996
------------------------------------
Donovan D. Huennekens


/s/ Richard Kelton                         Director                                                     December 19, 1996
------------------------------------
Richard Kelton


/s/ Richard Newman                         Director                                                     December 19, 1996
------------------------------------
Richard Newman

                               INDEX TO EXHIBITS

EXHIBIT                                                             PAGE
-------                                                             ----
4.1       The Stock Option Plan for Non-Employee Directors            8

4.2       Form of Nonqualified Stock Option Agreement for
          Non-Employee Directors                                      17

5.1       Opinion of Latham & Watkins                                 28

23.1      Consent of Latham & Watkins (included in Exhibit 5.1)       __


23.2      Consent of KPMG Peat Marwick LLP                            29


24        Power of Attorney                                           6

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